Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan, the Pioneer Natural Resources Company 2006 Long Term Incentive Plan and the Pioneer Natural Resources Company Executive Deferred Compensation Plan of our reports (a) dated February 25, 2011, with respect to the consolidated financial statements of Pioneer Natural Resources Company, and the effectiveness of internal control over financial reporting of Pioneer Natural Resources Company, included in its Annual Report (Form 10-K), and (b) dated June 28, 2011, with respect to the financial statements and supplemental schedule of the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

                                                                                                                         /s/ Ernst & Young LLP

Dallas, Texas
December 21, 2011